Exhibit 4.10

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”), dated as of December 24, 2010, is made by each of the undersigned Subsidiaries of the Borrower (as defined below) (each, a “Guarantor,” and collectively, the “Guarantors”), in favor of Capital One, N.A., as Administrative Agent (the “Agent”) for the benefit of the Lenders pursuant to that certain Letter of Credit Facility Agreement dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Facility Agreement”), by and among the Borrower, the Agent and the Lenders.

W I T N E S S E T H

WHEREAS, pursuant to the Facility Agreement, (i) the Agent, as Issuing Bank, has agreed to issue Letters of Credit for the account of Black Elk Energy Offshore Operations, LLC, a Texas limited liability company (the “Borrower”), or for the account of its Restricted Subsidiaries, and (ii) the Lenders have agreed to acquire participations in such Letters of Credit, in each case, in a manner and upon the terms and conditions set forth therein;

WHEREAS, in accordance with the Facility Agreement, the Agent requires that the Guarantors execute a guaranty agreement guaranteeing the Obligations of the Borrower under the Facility Agreement;

NOW, THEREFORE, in consideration of the premises and agreements herein and in order to induce the Issuing Bank and the Lenders to make extensions of credit pursuant to the Facility Agreement, the Guarantors hereby agree as follows:

Section 1. Definitions. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned thereto in the Facility Agreement.

Section 2. Guaranty of Payment. Each Guarantor (not merely as a surety or guarantor of collection) hereby jointly, severally, unconditionally and irrevocably, guarantees the punctual payment and performance when due, whether at stated maturity, as an installment, by prepayment or by demand, acceleration or otherwise, of all Obligations of the Borrower heretofore or hereafter existing. If any or all of the Obligations become due and payable under the Facility Agreement, the Guarantors jointly and severally and unconditionally promise to pay such Obligations, on demand, together with any and all expenses (including reasonable counsel fees and expenses), which may be incurred by the Agent in collecting any of the Obligations and in connection with the protection, defense and enforcement of any rights under the Facility Agreement or under any other Loan Document (the “Expenses”). The Guarantors guarantee that the Obligations shall be paid strictly in accordance with the terms of the Facility Agreement. The Obligations include, without limitation, interest accruing after the commencement of a proceeding under bankruptcy, insolvency or similar laws of any jurisdiction at the rate or rates provided in the Facility Agreement. The Agent shall not be required to exhaust any right or remedy or take any action against the Borrower or any other person or entity or any collateral prior to any demand or other action hereunder against the Guarantors. The Guarantors agree that, as between the Guarantors and the Agent, the Obligations may be declared to be due and payable for the purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards the Borrower and that in the event of a declaration or attempted declaration, the Obligations shall immediately become due and payable by the Guarantors for the purposes of this Guaranty and each Guarantor shall forthwith pay the Obligations specified by the Agent to be paid as provided in the Facility Agreement without further notice or demand. Notwithstanding anything contained herein or in the Facility Agreement, any Loan Document or any other document or any other agreement, security document or instrument relating hereto or thereto to the contrary, the maximum liability of each Guarantor hereunder shall be limited to the lesser of (i) the largest amount that would not render such Guarantor’s obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of applicable state law and (ii) the amount equal to ninety-five percent (95%) of such Guarantor’s net worth as of the Effective Date.

Section 3. Guaranty Absolute. The liability of each Guarantor under this Guaranty is absolute and unconditional irrespective of: (a) any change in the time, manner or place of payment of, or in any other term of, the Facility Agreement or the Obligations, or any other amendment or waiver of or any consent to departure from any of the terms of the Facility Agreement or the Obligations, including any increase or decrease in the rate of interest thereon; (b) any release or amendment or waiver of, or consent to departure from, any other guarantee or support document, or any exchange, release or non-perfection of any collateral, for the Facility Agreement or the Obligations; (c) any present or future law, regulation or order of any jurisdiction or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of the Facility Agreement or the Obligations; (d) without being limited by the foregoing, any lack of validity or enforceability of the Facility Agreement or the Obligations; (e) any other setoff, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Facility Agreement or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, the Borrower or other Guarantors and (f) any claim or assertion that any payment by any Guarantor hereunder should be set aside pursuant to Section 2 in connection with any stay, injunction or other prohibition or event, in which case each Guarantor shall be unconditionally required to pay all amounts demanded of it hereunder prior to any determination of the maximum liability of each Guarantor hereunder in accordance with Section 2 and the recipient of such payment, if so required by a final non-appealable court of competent jurisdiction by a final and non-appealable judgment, shall then be liable for the refund of any excess amounts. If any such rebate or refund is ever required, all other Guarantors shall be fully liable for the repayment thereof to the maximum extent allowed by applicable law.

Section 4. Guaranty Irrevocable. This Guaranty is a continuing guarantee of the payment of all Obligations now or hereafter existing under the Facility Agreement and shall remain in full force and effect until payment in full of all Obligations and other amounts payable under this Guaranty and until all Commitments of the Lenders to make Loans under the Facility Agreement shall be terminated in accordance with the terms thereof and all of the Commitments under the Facility Agreement have been terminated and are no longer in effect.

Section 5. Reinstatement. This Guaranty shall continue to be effective, or be automatically reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Agent on the insolvency, bankruptcy, dissolution, liquidation or reorganization of any of the Borrower, any Guarantor, or any Person that is a party to the Loan Documents, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to any of the Borrower, any Guarantor or any other Person that is a party to the Loan Documents, or otherwise, all as though the payment had not been made.

Section 6. Subrogation. Each Guarantor hereby agrees that it shall not exercise any rights which it may acquire by way of subrogation, by any payment made under this Guaranty or otherwise, until all the Obligations have been paid in full and all of the Commitments under the Facility Agreement have been terminated and are no longer in effect. Any amounts paid to a Guarantor on account of subrogation rights under this Guaranty at any time when all the Obligations have not been paid in full, shall be held in trust for the benefit of the Agent and shall promptly be paid to the Agent to be credited and applied to the Obligations, whether matured or unmatured or absolute or contingent, in accordance with the terms of the Facility Agreement. If a Guarantor has made a payment to the Agent hereunder of all or any part of the Obligations and all the Obligations are paid in full and all of the Commitments under the Facility Agreement have been terminated and are no longer in effect, the Agent shall, at such Guarantor’s request, execute and deliver to the Guarantor the appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations resulting from the payment.

Section 7. Subordination. Any liabilities owed by the Borrower to the Guarantors in connection with any extension of credit or financial accommodation by the Guarantors to or for the account of the Borrower, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Obligations, and such liabilities of the Borrower to the Guarantors, if the Agent so requests, shall be collected, enforced and received by the Guarantors as trustee for the Agent and shall be paid over to the Agent on account of the Obligations.

Section 8. Certain Taxes. The Guarantors further agree that all payments to be made hereunder shall be made without setoff or counterclaim and free and clear of, and without deduction for Taxes. If any Taxes are required to be withheld from any amounts payable to the Agent hereunder, the amounts so payable to the Agent shall be increased to the extent necessary to yield to the Agent (after payment of all Taxes) the amounts payable hereunder in the full amounts so to be paid. Whenever any Tax is paid by a Guarantor, as promptly as possible thereafter, such Guarantor shall send the Agent evidence of payment thereof, together with such additional documentary evidence as may be required from time to time by the Agent.

Section 9. Representations and Warranties. Each of the Guarantors represents and warrants that: (a) this Guaranty (i) has been authorized by all necessary action; (ii) does not violate any agreement, instrument, law, regulation or order applicable to it; (iii) does not require the consent or approval of any Person, or any filing or registration of any kind; and (iv) is the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally; and (b) in executing and delivering this Guaranty, such Guarantor has not relied and will not rely upon any representations or warranties of the Agent not embodied herein or any acts heretofore or hereafter taken by the Agent (including but not limited to any review by the Agent of the affairs of the Borrower).

Section 10. Remedies Generally. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law.

Section 11. Setoff. Each Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim the Agent or the Lenders may otherwise have, the Agent and each of the Lenders shall be entitled, at their option, to offset balances (general or special, time or demand, provisional or final) held by them for the accounts of the Guarantors at any of the Agent’s or any Lender’s offices, in U.S. dollars or in any other currency, against any amount payable by the Guarantors under this Guaranty which is not paid when due, in which case it shall promptly notify the Guarantors thereof; provided that the Agent’s or any Lender’s failure to give such notice shall not affect the validity thereof.

Section 12. Formalities. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations, the Facility Agreement and this Guaranty and any liability to which the Facility Agreement and this Guaranty applies or may apply, and waives presentment, demand of payment, notice of intent to accelerate, notice of acceleration, notice of dishonor or nonpayment, and any requirement that the Agent institute suit, collection proceedings or take any other action to collect the Obligations, including any requirement that the Agent protect, secure, perfect or insure any security interest or Lien against any Property subject thereto or exhaust any right or take any action against the Borrower or any other Person (including the other Guarantors) or any collateral (it being the intention of the Agent and each Guarantor that the obligations of such Guarantor under this Guaranty are to be a guarantee of payment and not of collection) or that the Borrower or any other Person (including the other Guarantors) be joined in any action hereunder. Each Guarantor hereby waives marshaling of assets and liabilities, notice by the Agent of the creation of any indebtedness or liability to which it applies or may apply, any amounts received by the Agent, notice of disposition or substitution of collateral and of the creation, advancement, increase, existence, extension, renewal, rearrangement and/or modification of the Obligations.

Section 13. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty, nor consent to any release by any Guarantor therefrom, shall be effective unless it is in writing and signed by the Agent and such Guarantor, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Agent to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right.

Section 14. Expenses. The Guarantors shall reimburse the Agent on demand for all Expenses without duplication of any reimbursements affected under the Facility Agreement. The obligations of the Guarantors under this Section shall survive the termination of this Guaranty.

Section 15. Assignment. This Guaranty shall be binding on, and shall inure to the benefit of the Guarantors, the Agent and their respective successors and assigns; provided that the Guarantors may not assign or transfer their respective rights or obligations under this Guaranty. Without limiting the generality of the foregoing: (a) the obligations of the Guarantors under this Guaranty shall continue in full force and effect and shall be binding on any successor partnership and on previous partners and their respective estates if any of the Guarantors is a partnership, regardless of any change in the partnership as a result of death, retirement or otherwise; and (b) the Agent may assign, or otherwise transfer its rights under the Facility Agreement to any other person or entity in accordance with the terms and conditions thereof, and the other person or entity shall then become vested with all the rights granted to the Agent in this Guaranty or otherwise. Guarantor may merge into the Borrower or another Guarantor as provided in the Facility Agreement.

Section 16. Captions. The headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction of this Guaranty.

Section 17. Governing Law, Etc. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ANY CHOICE-OF-LAW PROVISIONS THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION. EACH GUARANTOR CONSENTS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF TEXAS SITTING IN HARRIS COUNTY, TEXAS AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF TEXAS. SERVICE OF PROCESS BY THE AGENT IN CONNECTION WITH ANY SUCH DISPUTE SHALL BE BINDING ON EACH GUARANTOR IF SENT TO SUCH GUARANTOR BY REGISTERED MAIL AT THE ADDRESS SPECIFIED BELOW OR AS OTHERWISE SPECIFIED BY SUCH GUARANTOR FROM TIME TO TIME. EACH GUARANTOR WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL IN ANY ACTION RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. TO THE EXTENT THAT ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), EACH SUCH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

Section 18. Integration; Effectiveness. This Guaranty alone sets forth the entire understanding of the Guarantors and the Agent relating to the guarantee of the Obligations and constitutes the entire contract between the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Guaranty shall become effective when it shall have been executed and delivered by the Guarantors to the Agent.

Section 19. Counterparts. This Guaranty may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page of this Guaranty by telecopy or electronic means shall be effective as delivery of a manually executed signature page of this Guaranty.

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IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed by their respective authorized officers as of the day and year first above written.

GUARANTORS:

BLACK ELK ENERGY FINANCE CORP., a Texas corporation

By:	/s/ James Hagemeier
James Hagemeier
Vice President

BLACK ELK ENERGY LAND OPERATIONS, LLC, a Texas limited liability company

By:	/s/ James Hagemeier
James Hagemeier
Vice President

Signature Page to Guaranty Agreement (Facility Agreement)